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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     May 15, 2001                              0-6770
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  Date of Report (Date of earliest event reported)      Commission File Number


                             GLOBALTRON CORPORATION
             (Exact name of registrant as specified in its charter)


              Florida                                    65-06698942
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  (State or other jurisdiction of              (I.R.S. Employer Identification
  incorporation or organization)               Number)


                            100 N. Biscayne Blvd., Suite 2500
                                  Miami, Florida 33132
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                   (Address of Principal Executive Offices) (Zip Code)



                                 (305) 371-3300
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              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets

Agreement with Phone 1, Inc.

On May 15, 2001, Globaltron Corporation (the "Company") entered into a Common Stock Purchase Agreement (the "Agreement") to acquire all of the outstanding common stock of Phone 1, Inc., a telecommunications company ("Phone 1"). The transaction is expected to close by May 31, 2001. Globaltron will issue 12.0 million restricted shares of its common stock for 100% of the outstanding common stock of Phone 1. Upon completion of the transaction, the shareholders of Phone 1 will own approximately 29.5% of Globaltron"s outstanding common stock. As security for the indemnification provisions given by the Phone 1 shareholders described in the Agreement, 7.2 million shares of the Company shares issued to the Phone 1 shareholders will be pledged, pursuant to a pledge and security agreement.

Phone 1 has developed a marketing and business concept for the placement of domestic and international long distance telephone calls from the United States to anywhere in the world from public payphones at very competitive consumer rates. The service is currently being offered on a "test basis" in the South Florida area. The business plan is to roll out the service in six of the largest metropolitan areas of the United States. The concept will utilize Globaltron's existing United States and international ATM/VOIP switching network as well as other third party telecommunications providers such as Qwest Communications Corp. and Global Crossing Corp. In this regard, Globaltron has recently entered into Carrier Service Agreements with both Qwest and Global Crossing.

The Phone 1 concept involves installing bright yellow phone handsets on what we believe will be strategically located public payphones. Once installed the Phone 1 yellow payphone will allow a user for one dollar in change to make an international or domestic long distance call (dialing direct without the need to be a subscriber or to have an access code) for, on average, a three to five minute period depending on the country called.


Item 7.  Financial Statements, ProForma Financial Statements and Exhibits.

(a)      Financial Statements

         Financial statements for Phone 1, Inc. will be filed by amendment within 60 days following the closing of the transaction.

(b)      Pro Forma Financial Information

         Pro forma financial information will be filed by amendment within 60 days following the closing of the tranaaction.

(c)      Exhibits

         10.37 Common Stock Purchase Agreement dated May 15, 2001 between Globaltron Corporation and the shareholders of Phone 1, Inc. (to be filed by Amendment)

         10.38 Pledge and Security Agreement dated May 15, 2001 between Globaltron Corporation and the shareholders of Phone 1, Inc. (to be filed by Amendment)

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2001                                  GLOBALTRON CORPORATION
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                                   By:  /s/ Syed Naqvi
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                                        Syed Naqvi, Controller